Exhibit 5.1

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, TX 77079

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”). The Registration Statement registers for resale 653,872 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that were issued in connection with either (i) the asset purchase agreements, dated January 9, 2019, by and among the Company, certain indirect wholly-owned subsidiaries of SEACOR Marine Holdings Inc. and each of McCall Marine Transportation, L.L.C., Carlene McCall, L.L.C. and N.F. McCall Offshore, L.L.C. (collectively, the “Asset Purchase Agreements”) or (ii) the share purchase agreement dated March 15, 2019, by and among the Company, Seabulk Overseas Transport, Inc., a Marshall Islands corporation and wholly-owned subsidiary of the Company, Roleen B.V., a private company with limited liability organized under the laws of the Netherlands and Robbert van Rijk (the “Share Purchase Agreement”).

We are acting as counsel for the Company in connection with the registration of the Common Stock. We have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof, the Company’s Second Amended and Restated Bylaws, as amended to the date hereof, the Registration Statement, the Asset Purchase Agreements, the Registration Rights Agreements and the Share Purchase Agreements. We have also examined such other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon and assumed the accuracy and completion of certificates of the selling stockholders named in the Registration Statement and oral and written statements and representations of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) if required by applicable law or other regulations, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any such prospectus supplement will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference and (iv) all Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus, if required by applicable law or regulations, we advise you that in our opinion the Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

The opinions above are subject to the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Milbank LLP

3/29/2019